Exhibit 99.1

Access National Announces First Quarter 2017 Earnings

RESTON, Va.--(BUSINESS WIRE)--April 21, 2017--Access National Corporation (NASDAQ: ANCX) (the “Corporation” or “Access”), parent company for Access National Bank (the “Bank”), reported first quarter 2017 net income of $1.37 million, or $0.13 per common share. This represents the Corporation’s 67th consecutive quarterly profit over its 69 quarter history. In anticipation of the Corporation’s merger with Middleburg and to align first quarter earnings of Access to its pre-merger shareholders of record, a $0.15 per share dividend was declared on March 20, 2017 for common shareholders of record as of March 31, 2017 and is payable on May 25, 2017.

Highlights

  Strategic merger with Middleburg announced October 24, 2016, closed April 1, 2017;
  Reported earnings reflect $2.1 million in pre-tax merger related costs ($1.8 million after-tax) impacting earnings per share by $0.16 on a diluted basis;
  Tangible book value per common share grew 5.8% to $11.22 at March 31, 2017 when compared to $10.60 at March 31, 2016;
  Loans held for investment grew $158.1 million or 17.3% year-over-year;
  Demand deposits grew $41.5 million year-over-year and account for 32.6% of total deposits at March 31, 2017; and
  An increase in the provision for loan loss reserve of $1.4 million when compared to the quarter ended March 31, 2016 was recorded to resolve one problematic credit as well as account for the continued loan growth in the portfolio.

“We are delighted with the timely closing of our strategic merger with Middleburg on April 1 and the continued growth of the core commercial bank,” said Michael W. Clarke, President and Chief Executive Officer of Access, “however, we experienced some choppiness this quarter due to one problem credit which drove a sizable charge-off as well as the second consecutive period of elevated provisioning. We believe this is an isolated situation and not indicative of any systemic credit deterioration. Importantly, core loan and deposit growth grew directionally consistent with our strategic goals. As previously announced, the core conversion project related to our merger is slated for August of this year. We expect 65% of the annual overhead cost savings from the combination to be realized in 2017 as contrasted with an expectation of 75% at the time of announcement in October 2016. We remain optimistic concerning the future growth and efficiencies of our newly expanded business and ability to deliver financial results that equal or exceed peers.”

First quarter 2017 pre-tax earnings were $2.5 million, down $3.7 million from the first quarter of 2016 due mainly to merger related costs of $2.1 million as well as an increase in the provision for loan losses of $1.4 million. The commercial banking segment’s net interest income grew $1.2 million when compared to the first quarter 2016 and was offset by an increase in salaries and employee benefits of $495 thousand, due to an increase in commercial lending staffing when compared to the first quarter 2016, as well as an increase in other expenses not related to the provision of $287 thousand. The increase in other expenses pertains to the increased rent expense related to the addition of the Alexandria, Virginia branch as well as increases in data processing and FDIC insurance expense.

The net interest margin decreased from 3.61% to 3.46% when comparing first quarter 2016 to first quarter 2017, while on a linked quarter basis the margin remained stable at 3.46%.

Total assets were $1.4 billion at March 31, 2017 and grew $184.3 million when compared to March 31, 2016. The growth in assets since March 31, 2016 was due mainly to an increase in loans held for investment of $158.1 million, a $27.3 million increase in investment securities, and a $11.3 million increase in other assets which was largely due to an increase in bank owned life insurance of $10.6 million. Offsetting these increases was a decrease in loans held for sale of $13.7 million. Total loans held for investment grew 17.3% year-over-year with commercial loans remaining the largest portfolio segment.

Total deposits at March 31, 2017 were $1.2 billion, an increase of $196.5 million when compared to March 31, 2016. At March 31, 2017, non-interest bearing deposits were $376.7 million, an increase of $41.5 million or 12.4% when compared to March 31, 2016. On a linked quarter basis non-interest bearing deposits grew 16.2% on an annualized basis. Interest-bearing deposits increased to $780.3 million at March 31, 2017, an increase of $155.1 million since March 31, 2016. A targeted marketing campaign continues to propel growth in this category which saw a year-over-year increase in savings and money market accounts of $134.5 million and an increase in non-brokered time deposits of $16.8 million. These increases were partially offset by a $14.3 million reduction in wholesale funding when comparing March 31, 2017 to March 31, 2016.

Non-performing assets (“NPAs”) decreased to $5.2 million at March 31, 2017 from $7.3 million at March 31, 2016, representing 0.37% and 0.60% of total assets, respectively. The allowance for loan loss was $13.7 million and $13.6 million at March 31, 2017 and 2016, respectively, and represented 1.28% of total loans held for investment at March 31, 2017 and 1.49% of total loans held for investment at March 31, 2016. The growth in the loan portfolio from the fourth quarter of 2016 as well as an increased allowance for one specific non-performing asset was responsible for the $1.4 million increase in the provision for loan loss when comparing first quarter 2016 to first quarter 2017.

Tangible book value per common share increased from $10.60 at March 31, 2016 to $11.22 at March 31, 2017. The tangible common equity ratio for Access National Corporation and its subsidiary bank was 8.64% at March 31, 2017, within the Corporation’s target range of 8.00% to 10.50%.

Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank serving the business community of the greater Washington DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

Forward-Looking Statements

The information presented herein contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be identified by words such as "may," "could," "will," "expect," "believe," "anticipate," "forecast," "intend," "plan," "prospects," "estimate," "potential," or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements in this report may include, but are not limited to, statements about projected impacts of and financial results generated by the merger of Access and Middleburg Financial Corporation (“Middleburg”). Forward-looking statements speak only as of the date they are made and Access assumes no duty to update forward-looking statements.

In addition to factors previously disclosed in Access's reports filed with the SEC and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from the results expressed in or implied by forward-looking statements and historical performance: changes in asset quality and credit risk; changes in interest rates and capital markets; the introduction, timing and success of business initiatives; competitive conditions; and the inability to recognize cost savings or revenues or to implement integration plans associated with the merger of Access and Middleburg.

Access National Corporation
Consolidated Balance Sheet

	March 31,	December 31,	March 31,
	2017	2016	2016
(In Thousands Except for Share and Per Share Data)	(Unaudited)		(Unaudited)

ASSETS

Cash and due from banks	$11,740	$9,186	$14,522

Interest-bearing balances and federal funds sold	31,866	81,873	27,110

Investment securities:
Available-for-sale, at fair value	190,129	194,090	162,720
Held-to-maturity, at amortized cost (fair value of $9,273, $9,293 and $9,487, respectively)	9,186	9,200	9,295
Total investment securities	199,315	203,290	172,015

Restricted Stock, at amortized cost	6,324	10,092	7,159

Loans held for sale - at fair value	36,299	35,676	49,977

Loans held for investment net of allowance for loan losses of $13,727, $16,008 and $13,614, respectively	1,059,064	1,033,690	901,068

Premises, equipment and land, net	7,097	7,084	6,852

Other assets	49,642	49,817	38,332

Total assets	$1,401,347	$1,430,708	$1,217,035

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Noninterest-bearing deposits	$376,674	$362,036	$335,219

Savings and interest-bearing deposits	472,105	440,585	308,986

Time deposits	308,211	251,706	316,252

Total deposits	1,156,990	1,054,327	960,457

Short-term borrowings	61,827	186,009	77,467

Long-term borrowings	50,000	60,000	55,000

Other liabilities and accrued expenses	9,596	9,842	10,070

Total Liabilities	1,278,413	1,310,178	1,102,994

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,787,490, 10,636,242 and 10,570,056, respectively	9,008	8,881	8,826

Additional paid in capital	24,254	21,779	20,386

Retained earnings	91,198	91,439	83,897

Accumulated other comprehensive income (loss), net	(1,526)	(1,569)	932

Total shareholders' equity	122,934	120,530	114,041

Total liabilities and shareholders' equity	$1,401,347	$1,430,708	$1,217,035

Access National Corporation
Consolidated Statement of Operations

	Three Months Ended
	March 31, 2017	March 31, 2016
(In Thousands Except for Share and Per Share Data)	(unaudited)

INTEREST INCOME
Interest and fees on loans	$12,199	$10,876

Interest on federal funds sold and bank balances	131	70

Interest and dividends on securities	1,224	1,035
Total interest income	13,554	11,981

INTEREST EXPENSE
Interest on deposits	1,502	1,150

Interest on other borrowings	362	281
Total interest expense	1,864	1,431
Net interest income	11,690	10,550

Provision for loan losses	1,400	-
Net interest income after provision for loan losses	10,290	10,550

NONINTEREST INCOME
Service charges and fees	280	260

Gain on sale of loans	3,345	3,830

Other Income	2,378	2,729
Total noninterest income	6,003	6,819

NONINTEREST EXPENSE
Salaries and benefits	8,040	7,668

Occupancy and equipment	820	761

Other operating expense	4,886	2,700
Total noninterest expense	13,746	11,129
Income before income tax	2,547	6,240

Income tax expense	1,178	2,145
NET INCOME	$1,369	$4,095

Earnings per common share:
Basic	$0.13	$0.39
Diluted	$0.13	$0.39

Average outstanding shares:
Basic	10,724,798	10,553,150
Diluted	10,857,235	10,606,359

Performance and Capital Ratios

	Three Months	Three Months	Three Months	Three Months	Three Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars In Thousands Except for Per Share Data)	2017	2016	2016	2016	2016	2016

Return on average assets (annualized)	0.39%	0.89%	1.34%	1.54%	1.35%	1.27%
Return on average equity (annualized)	4.50%	9.97%	14.92%	17.00%	14.75%	14.11%
Net interest margin	3.46%	3.46%	3.49%	3.51%	3.61%	3.52%
Efficiency ratio - Bank only	53.26%	47.06%	50.16%	50.10%	51.20%	49.59%
Total average equity to earning assets	8.99%	9.28%	9.30%	9.36%	9.50%	9.36%
Tangible common equity ratio	8.64%	8.31%	8.78%	8.94%	9.23%	8.31%

Averages
Assets	$1,401,652	$1,351,622	$1,324,511	$1,268,504	$1,208,864	$1,288,582
Loans held for investment	1,052,167	990,517	947,622	915,218	905,382	939,837
Loans held for sale	24,461	44,454	63,667	45,357	34,607	47,060
Interest-bearing deposits & federal funds sold	64,628	60,300	72,680	84,008	52,862	67,457
Investment securities	209,533	204,794	194,131	182,751	176,448	189,585
Earning assets	1,353,360	1,299,883	1,275,763	1,225,910	1,169,183	1,242,923
Interest-bearing deposits	761,075	702,260	676,841	657,363	612,021	662,271
Total deposits	1,096,309	1,091,431	1,067,838	1,005,419	920,528	1,021,624
Repurchase agreements & federal funds purchased	28,367	18,765	14,881	13,981	17,442	16,270
FHLB short-term borrowings	86,200	50,728	38,043	51,154	86,429	56,522
FHLB long-term borrowings	59,555	60,163	75,000	74,341	64,615	68,525
Equity	$121,724	$120,641	$118,654	$114,748	$111,068	$116,296

Allowance for loan losses/loans held for investment	1.28%	1.53%	1.52%	1.47%	1.49%	1.53%
Total NPA	$5,244	$6,922	$5,845	$1,866	$7,349	$6,922
NPA to total assets	0.37%	0.48%	0.43%	0.14%	0.60%	0.48%

Mortgage loan originations and brokered loans	$94,500	$115,448	$168,774	$154,022	$106,622	$544,866
Gain on sale of mortgage loans net hedging activity	$3,416	$6,899	$7,122	$6,579	$3,235	$23,835
Allowance for losses on mortgage loans sold	$1,029	$1,029	$1,029	$1,029	$1,029	$1,029

Wealth Management segment - assets under management	$676,865	$667,300	$655,000	$625,000	$611,000	$667,300

Tangible book value per common share	$11.22	$11.15	$11.25	$11.00	$10.60	$11.15
Book value per common share	$11.40	$11.33	$11.44	$11.19	$10.79	$11.33

Composition of Loan Portfolio

	March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016
(Dollars In		Percentage		Percentage		Percentage		Percentage		Percentage
Thousands)	Amount	of Total	Amount	of Total	Amount	of Total	Amount	of Total	Amount	of Total

Commercial real estate - owner occupied	$262,431	24.46%	$250,440	23.87%	$238,224	24.65%	$235,735	25.01%	$217,954	23.83%
Commercial real estate - non-owner occupied	205,452	19.15	184,688	17.59	174,342	18.04	153,206	16.25	153,433	16.77
Residential real estate	212,007	19.76	204,413	19.47	202,605	20.96	208,311	22.10	202,858	22.18
Commercial	294,451	27.45	311,486	29.67	264,794	27.40	257,139	27.28	258,520	28.26
Real estate construction	91,614	8.54	91,822	8.75	79,621	8.24	79,200	8.39	72,055	7.88
Consumer	6,836	0.64	6,849	0.65	6,959	0.71	9,138	0.97	9,862	1.08
Total loans	$1,072,791	100.00%	$1,049,698	100.00%	$966,545	100.00%	$942,729	100.00%	$914,682	100.00%
Less allowance for loan losses	13,727		16,008		14,696		13,834		13,614
	$1,059,064		$1,033,690		$951,849		$928,895		$901,068

Composition of Deposits

	March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016
(Dollars In		Percentage		Percentage		Percentage		Percentage		Percentage
Thousands)	Amount	of Total	Amount	of Total	Amount	of Total	Amount	of Total	Amount	of Total

Demand deposits	$376,674	32.56%	$362,036	34.34%	$409,558	36.73%	$392,269	37.55%	$335,219	34.90%
Interest-bearing demand deposits	141,981	12.27	126,189	11.97	124,856	11.20	123,638	11.84	123,876	12.90
Savings and money market	284,182	24.56	270,310	25.64	265,308	23.79	206,566	19.78	149,679	15.59
CDARS time deposits	41,369	3.58	34,290	3.25	36,948	3.31	53,212	5.09	67,540	7.03
CDARS/ICS non-maturity deposits	42,960	3.71	40,925	3.88	46,156	4.14	35,247	3.37	35,238	3.67
Brokered deposits	110,254	9.53	57,389	5.44	68,483	6.14	69,139	6.62	106,150	11.05
Time deposits	159,570	13.79	163,188	15.48	163,744	14.69	164,474	15.75	142,755	14.86
Total Deposits	$1,156,990	100.00%	$1,054,327	100.00%	$1,115,053	100.00%	$1,044,545	100.00%	$960,457	100.00%

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Three Months Ended

	March 31, 2017			March 31, 2016
	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$212,104	$1,224	2.31%	$176,332	$1,035	2.35%
Loans held for sale	24,461	250	4.09%	34,607	344	3.98%
Loans(1)	1,052,167	11,949	4.54%	905,382	10,532	4.65%
Interest-bearing balances and federal funds sold	64,628	131	0.81%	52,862	70	0.53%
Total interest-earning assets	1,353,360	13,554	4.01%	1,169,183	11,981	4.10%
Noninterest-earning assets:
Cash and due from banks	11,700			11,707
Premises, land and equipment	7,102			6,676
Other assets	45,009			34,878
Less: allowance for loan losses	(15,519)			(13,580)
Total noninterest-earning assets	48,292			39,681
Total Assets	$1,401,652			$1,208,864

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$141,315	$153	0.43%	$124,982	$107	0.34%
Money market deposit accounts	258,786	345	0.53%	142,221	98	0.28%
Savings accounts	61,001	90	0.59%	34,698	47	0.54%
Time deposits	299,973	914	1.22%	310,120	898	1.16%
Total interest-bearing deposits	761,075	1,502	0.79%	612,021	1,150	0.75%
Borrowings:
FHLB short-term borrowings	28,367	16	0.23%	17,442	4	0.09%
Securities sold under agreements to repurchase and federal funds purchased	86,200	166	0.77%	86,429	123	0.57%
FHLB long-term borrowings	59,555	180	1.21%	64,615	154	0.95%
Total borrowings	174,122	362	0.83%	168,486	281	0.67%
Total interest-bearing deposits and borrowings	935,197	1,864	0.80%	780,507	1,431	0.73%
Noninterest-bearing liabilities:
Demand deposits	335,234			308,507
Other liabilities	9,497			8,782
Total liabilities	1,279,928			1,097,796
Shareholders' Equity	121,724			111,068
Total Liabilities and Shareholders' Equity	$1,401,652			$1,208,864

Interest Spread(2)			3.21%			3.37%

Net Interest Margin(3)		$11,690	3.46%		$10,550	3.61%

(1)	Loans placed on nonaccrual status are included in loan balances.
(2)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

Segment Reporting

Three Months Ended	Commercial	Mortgage	Wealth			Consolidated
March 31, 2017	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$13,394	$250	$-	$6	$(96)	$13,554
Gain on sale of loans	-	3,345	-	-	-	3,345
Other revenues	765	1,126	754	336	(323)	2,658
Total revenues	14,159	4,721	754	342	(419)	19,557

Expenses:
Interest expense	1,870	27	-	63	(96)	1,864
Salaries and employee benefits	4,418	3,031	591	-	-	8,040
Other expenses	3,527	841	239	2,822	(323)	7,106
Total operating expenses	9,815	3,899	830	2,885	(419)	17,010

Income (loss) before income taxes	$4,344	$822	$(76)	$(2,543)	$-	$2,547

Total assets	$1,351,257	$52,447	$2,739	$20,657	$(25,753)	$1,401,347

Three Months Ended	Commercial	Mortgage	Wealth			Consolidated
March 31, 2016	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$11,756	$344	$-	$4	$(123)	$11,981
Gain on sale of loans	-	3,830	-	-	-	3,830
Other revenues	936	1,247	778	347	(319)	2,989
Total revenues	12,692	5,421	778	351	(442)	18,800

Expenses:
Interest expense	1,436	51	-	67	(123)	1,431
Salaries and employee benefits	3,923	3,185	560	-	-	7,668
Other expenses	1,840	1,069	291	580	(319)	3,461
Total operating expenses	7,199	4,305	851	647	(442)	12,560

Income (loss) before income taxes	$5,493	$1,116	$(73)	$(296)	$-	$6,240

Total assets	$1,185,681	$32,716	$2,686	$17,283	$(21,331)	$1,217,035

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100